Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the Fourth Quarter and Full Year, 2009
     FORT LAUDERDALE, FL — January 28, 2010 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported financial results for the fourth quarter and full year ending December 31, 2009.
Fourth Quarter 2009
     BankAtlantic Bancorp, Inc. (the “Company”) today reported a net loss from continuing operations of ($48.0) million, or ($0.97) per diluted share, for the quarter ended December 31, 2009, compared to a net loss from continuing operations of ($164.3) million, or ($10.89) per diluted share, for the quarter ended December 31, 2008, and a net loss from continuing operations of ($52.1) million, or ($3.45) per diluted share, for the quarter ended September 30, 2009.
Full Year 2009
     BankAtlantic Bancorp reported a net loss from continuing operations of ($185.0) million, or ($7.83) per diluted share, for the year ended December 31, 2009, compared to a net loss from continuing operations of ($219.2) million, or ($14.54) per diluted share, for the year ended December 31, 2008.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “Both the current quarter and full year 2009 results continue to reflect losses associated with our real estate related loan portfolios, especially in the commercial real estate sector. The decreased losses in both the fourth quarter 2009 and full year 2009 compared to the corresponding periods in 2008 resulted primarily from accounting for income taxes resulting in a net benefit of $31.7 million for the fourth quarter and full year 2009 versus a net provision in 2008 (described more fully in this release) and higher goodwill impairment charges in 2008 compared to 2009; partially offset by higher loan loss provisions in the 2009 fourth quarter and full year.

     “As disclosed last week in a Form 8-K filed with the SEC on January 21, 2010, BankAtlantic Bancorp has commenced cash offers to purchase $285.4 million of its outstanding trust preferred securities (TruPS) at a price of $200 per $1,000 principal amount outstanding, or $57.1 million for all of the outstanding series of TruPS. The completion of these offers is subject to numerous conditions, risks and uncertainties, including our ability to consummate a financing transaction sufficient to fund the purchase of the TruPS tendered in response to the offers and acceptance of a sufficient number of the offers by holders of a requisite amount of each series of TruPS.”
Highlights of the BankAtlantic Operating Segment:
BankAtlantic Performance:
     Deposits and Liquidity—BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “Core (1) and total deposits at December 31, 2009 were $2.6 billion and $4.0 billion, respectively, with the following characteristics:
•	Non-CD balances represented approximately 75.8% of total deposits;

•	The average cost of core deposits and total deposits for the fourth quarter of 2009 was 0.38% and 0.79%, respectively; and

•	Brokered deposit balances represented 1.5% of assets.
•	“During the fourth quarter of 2009:
•	Core deposits increased $175.3 million, at an average cost of deposits of 0.66%.

•	Total deposits increased by $10.2 million, as core deposit growth was partially offset by decreases in brokered deposits of $83.1 million and decreases in other non-core deposit categories of $82.0 million.
•	“For the full year 2009:
•	Core deposits increased approximately $495.1 million, at an average cost of deposits of 0.99%.

•	Total deposits increased approximately $43.3 million as the growth in core deposits offset net declines in non-core accounts.
•	“BankAtlantic continued to reduce its borrowings, resulting in total borrowings of $345.4 million, or 7.3% of total assets, at December 31, 2009.

(1)	Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2009 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

2

•	During the fourth quarter of 2009, borrowings were reduced by $71.2 million, or 17.1%. Since December 31, 2008, borrowings have been reduced by $955.6 million, or 73.5%.

•	“BankAtlantic’s ratio of total borrowings to deposits plus borrowings was 8.0% at December 31, 2009 compared to 9.52% at September 30, 2009 and 24.9% at December 31, 2008.
     Net Income — “BankAtlantic’s net loss was ($44.1) million for the fourth quarter of 2009, compared to a net loss of ($35.3) million for the third quarter of 2009 and a net loss of ($133.0) million for the fourth quarter of 2008.
•	“Pretax core operating earnings (2) for the fourth quarter of 2009 was $10.6 million compared to $23.9 million in the third quarter of 2009, and $9.6 million in the fourth quarter of 2008. Loan loss and tax certificate provisions, debt redemption costs, and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($86.4) million for the fourth quarter of 2009, ($59.2) million for the third quarter of 2009, and ($88.6) million for the fourth quarter of 2008.
“BankAtlantic’s net loss was ($144.2) million for the full year 2009, compared to a net loss of ($166.1) million for the full year 2008.
•	“Pretax core operating earnings for the full year 2009 was $69.6 million compared to $67.2 million for the full year 2008. Loan loss and tax certificate provisions, debt redemption costs, FDIC special assessments, and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($245.5) million for the full year 2009 and ($202.2) million for the full year 2008.
     Net Interest Margin— “Net interest income for the fourth quarter of 2009 was $40.0 million compared to $41.5 million during the third quarter of 2009 and $44.5 million for the fourth quarter of 2008. Net interest income for the full year 2009 was $163.3 million compared to $193.6 million for the full year 2008.

(2)	Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, FDIC special assessments and impairment, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2009 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

3

•	“Net interest margin during the fourth quarter of 2009 was 3.62%, a three basis point improvement from 3.59% during the third quarter of 2009, and a 33 basis point improvement from 3.29% during the fourth quarter of 2008.

•	“Net interest spread during the fourth quarter of 2009 was 3.38%, improved by five basis points from 3.33% during the third quarter of 2009, and improved by 46 basis points from 2.92% during the fourth quarter of 2008.
     “Quarterly net interest margin and spread improved slightly compared to the third quarter of 2009; the significant improvement in both the margin and spread compared to the fourth quarter of 2008 was largely the result of changes in the funding mix associated with growth in core deposits and the repayment of FHLB advances during 2009.
     “The decline in net interest income from the fourth quarter and full year of 2009, however, was primarily due to the impact of the decline in average earning assets and increase in non-performing assets during 2009, which offset the margin improvements. Average earning assets have declined by $208.7 million from the third quarter 2009 and by $1.0 billion from the fourth quarter 2008. Additionally, while non-performing asset levels decreased by $4.5 million since September 30, 2009, they have increased by $95.7 million since December 31, 2008.
     Non-interest income — “Total non-interest income for the fourth quarter of 2009 was $28.2 million compared to $35.5 million for the third quarter of 2009, and $31.1 million for the fourth quarter of 2008.
•	“Excluding securities gains of $4.8 million and $0.1 million in the third quarter of 2009 and fourth quarter of 2008, respectively, non-interest income would have been $28.2 million for the fourth quarter of 2009 compared to $30.7 million in the third quarter of 2009 and $31.0 million during the fourth quarter of 2008.
“Total non-interest income for the full year 2009 was $129.3 million compared to $137.3 million for the full year 2008.
•	“Excluding securities gains of $11.2 million in 2009 and $2.4 million in 2008, non-interest income would have been $118.1 million for 2009 compared to $134.9 million for 2008, with the decline primarily due to lower service charges on deposits.

4

•	“Service charges on deposits declined from the comparative quarters and from the prior year reflecting changes in customer behavior as well as changes in our customer mix as a result of our relationship focused deposit gathering strategies.
     Non-interest expense — “Total non-interest expenses were $66.0 million in the fourth quarter of 2009 compared to $60.0 million in the third quarter of 2009, and $122.9 million in the fourth quarter of 2008.
•	“Core expenses(3) were $57.6 million in the fourth quarter of 2009, an increase from $53.1 million in the third quarter of 2009, but an improvement of $8.5 million, or 12.8%, over core expenses of $66.1 million in the fourth quarter of 2008. The increase from the third to fourth quarter of 2009 was primarily due to a $2.3 million increase in employee compensation and benefits, and a $1.8 million increase in professional fees (primarily legal costs).
“Total non-interest expense in 2009 was $258.8 million compared to $330.6 million in 2008.
•	“Core expenses for the full year 2009 were $223.1 million compared to $263.8 million in 2008, reflecting an improvement of $40.7 million, or 15.4%. The year-over-year expense improvement included decreases of $22.6 million in employee compensation and benefits; $7.7 million in advertising and business promotion; $6.2 million in occupancy and equipment; and $4.6 million in check losses (related to the decline in deposit service charges discussed above).
     “Expenses not included in core expenses consisted of the following:
•	“Impairment, restructuring and exit charges of $7.7 million in the fourth quarter of 2009, $1.7 million in the third quarter of 2009 and $3.6 million in the fourth quarter of 2008; and $13.3 million and $10.0 million for the full years 2009 and 2008, respectively. The charges in the fourth quarter of 2009 were primarily associated with impairments related to lower real estate values of property held for sale ($2.7 million), real estate owned ($3.4 million) and leaseholds held for sale ($1.6 million).

(3)	Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, FDIC special assessments, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2009 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

5

•	“Tax certificate provision of $0.7 million in the fourth quarter of 2009 compared to $(0.2) million net reversal of prior provisions in the third quarter of 2009 and $3.6 million expense in the fourth quarter of 2008; and $3.4 million and $7.3 million for the full years 2009 and 2008, respectively. The decline in 2009 is due primarily to higher provisions in 2008 associated with certain out-of-state markets where we are no longer active in the tax certificate market.

•	“Costs associated with debt redemption of $0 in the fourth quarter of 2009, $5.4 million in the third quarter of 2009 and $1.2 million in the fourth quarter of 2008; and $7.5 million and $1.2 million for the full years 2009 and 2008, respectively. These costs were associated with the prepayment of certain FHLB borrowings as part of our balance sheet de-leveraging efforts throughout 2009.

•	“Goodwill impairment of $0 in the fourth and third quarters of 2009 compared to a charge of $48.3 million in the fourth quarter of 2008; and $9.1 million and $48.3 million for the full years 2009 and 2008, respectively.

•	“FDIC special assessment of $2.4 million and $0 for the full years 2009 and 2008, respectively.
     Income Taxes — “During the fourth quarter of 2009, legislation was enacted related to tax net operating losses (NOLs) which extended the period available for the carry back of NOLs from two years to five years. Due specifically to this change in the tax law, BankAtlantic recorded a benefit for income taxes of $31.7 million during the fourth quarter of 2009. Excluding the impact of this newly enacted legislation, BankAtlantic would not have recorded a net provision or benefit for income taxes during the fourth quarter of 2009 relating to its loss as it continues to provide for a full deferred tax asset valuation allowance. During the fourth quarter of 2008, BankAtlantic recorded an income tax provision expense of ($54.0) million as a result of the recording of a full deferred tax asset valuation allowance during that quarter. For the full year 2009, BankAtlantic recorded an income tax benefit of $31.7 million compared to an income tax provision of ($31.1) million for the full year 2008.
Credit Risk Management:
•	“The provision for loan losses in the fourth quarter of 2009 was $78.0 million compared to $52.2 million in the third quarter of 2009 and $31.8 million in the fourth quarter of

6

2008. The increased provision in the fourth quarter of 2009 reflects continued elevated levels of delinquencies, charge-offs and non-accrual loans. For the full year 2009, the provision for loan losses was $209.7 million compared to $135.4 million for the full year 2008.

•	“BankAtlantic’s allowance for loan losses was $169.1 million at December 31, 2009. The reserve represented 4.41% of total loans at December 31, 2009, compared to 4.18% at September 30, 2009 and 2.87% at December 31, 2008.

•	“The provision for loan losses in the fourth quarter of 2009 primarily related to our Commercial Real Estate ($57.2 million provision), Consumer ($8.8 million provision) and Residential Real Estate ($10.8 million provision) loan portfolios. In particular, the Commercial Real Estate portfolio continues to be adversely affected by declining collateral values and general economic conditions.

•	“Net charge-offs were $74.9 million in the fourth quarter 2009, compared to net charge-offs of $43.1 million in the third quarter of 2009, and net charge-offs of $12.6 million in the fourth quarter of 2008. The increase in net charge-offs was due primarily to continued declines in the value of the collateral for our non-accrual loans.
•	“Fourth quarter 2009 net charge-offs included $58.2 million in the Commercial Real Estate loan portfolio (of which approximately 81% of the net charge-offs were related to loans that were placed on non-accrual prior to the fourth quarter of 2009), $8.1 million in the Consumer Loan portfolio, $7.5 million in the Residential Real Estate loan portfolio and $1.6 million in the Small Business loan portfolio.
•	“Total non-accrual loans were $286.1 million at December 31, 2009, reflecting a decrease of $8.7 million from September 30, 2009, but reflecting an increase of $78.0 million from December 31, 2008. The decrease in non-accrual loans during the fourth quarter of 2009 included a net decrease in Commercial Real Estate non-accrual loans of $21.9 million offset by a net increase of $3.1 million in Consumer non-accrual loans and a net increase of $10.0 million related to one Commercial business non-accrual loan. Residential real estate and Small business non-accrual loan balances remained essentially unchanged quarter to quarter. The decline in Commercial Real Estate non-accrual loans was the result of the increased charge-offs discussed above.

7

•	“Total non-performing assets were $324.2 million at December 31, 2009, a decrease of $4.5 million from September 30, 2009, but an increase of $95.7 million from December 31, 2008.
“Other credit information for BankAtlantic’s three largest loan portfolios is further detailed below.
     Commercial Real Estate Loans — “We continue to experience losses in our $1.1 billion Commercial Real Estate portfolio as the economic environment continues to impact our borrowers and the values of the underlying collateral.
•	“Net charge-offs increased for the fourth quarter of 2009 to $58.2 million, compared to net charge-offs of $21.5 million in the third quarter of 2009 and $0 in the fourth quarter of 2008. For the full year 2009, net charge-offs in this portfolio were $95.6 million compared to $60.1 million for the full year 2008.

•	“Delinquencies, excluding non-accrual loans and loans in the process of renewal, increased to $25.5 million, or 2.28% of total loans, at December 31, 2009, compared to $12.5 million, or 1.07% of total loans, at September 30, 2009, and $16.3 million, or 1.34% of total loans, at December 31, 2008.

•	“Commercial Real Estate non-accrual loans decreased by $21.9 million from the prior quarter to $167.9 million at December 31, 2009, with increases in non-accrual loan balances more than offset primarily by net charge-offs of $58.2 million during the fourth quarter of 2009.

•	“The allowance coverage for Commercial Real Estate loans increased from the prior quarter to 7.81% of the related portfolio at December 31, 2009, compared to 7.56% at September 30, 2009.
     At December 31, 2009, BankAtlantic’s Commercial Real Estate loan portfolio included the following:
•	“Commercial residential land acquisition, development and construction loans consisting of:
•	Builder land bank loans: Consisting of 7 loans aggregating $43.7 million, including 6 loans aggregating $42.6 million on non-accrual at December 31, 2009.

8

•	Land acquisition and development loans: Consisting of 27 loans aggregating $171.9 million, including 10 loans aggregating $60.2 million on non-accrual at December 31, 2009.

•	Land acquisition, development and construction loans: Consisting of 6 loans aggregating $11.3 million, including 1 loan aggregating $3.8 million on non-accrual at December 31, 2009.
•	“Commercial land loans: Consisting of 30 loans aggregating $88.5 million, including 7 loans aggregating $32.2 million on non-accrual at December 31, 2009.

•	“All other Commercial real estate loans: Portfolio of $800.6 million, including 14 loans aggregating $29.1 million on non-accrual at December 31, 2009.
     Residential Real Estate Loans— “Our Residential real estate loan portfolio was $1.5 billion at December 31, 2009, representing 40.6% of the Bank’s total loans. The purchased residential loan portfolio (representing 95% of the total residential loan portfolio) consists of approximately 5,200 first mortgage loans secured by properties throughout the United States. The weighted average FICO score of borrowers in this portfolio was 740 at the time of origination and the original back-end debt ratio, which we calculate as the ratio of total debt payments (inclusive of the fully amortizing residential loan) to income, was a weighted average of 33.8%. Standard products in this portfolio have never included subprime, negative amortizing, option-arm or ‘pick-a-payment’ loans.
•	“Net charge-offs increased for the fourth quarter of 2009 to $7.5 million, compared to net charge-offs in the third quarter of 2009 of $7.0 million and $2.0 million in the fourth quarter of 2008. For the full year 2009, net charge-offs in this portfolio were $22.4 million compared to $4.4 million for the full year 2008.

•	“Delinquencies, excluding non-accrual loans, increased to $26.7 million (compared to $24.9 million at September 30, 2009 and $20.2 million at December 31, 2008); which represented 1.72% of the portfolio at December 31, 2009, compared to 1.52% of the portfolio at September 30, 2009 and 1.04% of the portfolio at December 31, 2008.

•	“Non-accrual loan balances remained relatively unchanged during the fourth quarter of 2009, increasing $0.4 million from September 30, 2009 to $76.4 million at December 31, 2009.

9

•	“The allowance coverage for Residential loans increased during the fourth quarter of 2009 to 1.74% of the portfolio, compared to 1.45% at September 30, 2009.
“We continue to expect that the delinquency levels and loss trends in the Residential loan portfolio will continue to mirror the broader economy and unemployment trends.
     Consumer Loans — “Our Consumer Loan portfolio had an outstanding balance of $681.4 million at December 31, 2009. BankAtlantic does not have a credit card portfolio. Home equity loans represent 98% of the Consumer Loan portfolio. All of our home equity loans were originated by us in our local markets with central underwriting. Approximately 24% of the loans in this portfolio are secured by first mortgages.
•	“Non-accrual balances increased during the fourth quarter of 2009 by $3.1 million to $14.5 million at December 31, 2009.

•	“Delinquencies, excluding non-accrual loans, increased to $15.2 million, or 2.23% of the portfolio, at December 31, 2009, compared to $13.7 million, or 1.97% of the portfolio, at September 30, 2009 and $11.7 million, or 1.60% of the portfolio, at December 31, 2008.

•	“Net charge-offs decreased in the fourth quarter of 2009 to $8.1 million, compared to net charge-offs in the third quarter of 2009 of $12.3 million and $9.0 million in the fourth quarter of 2008. For the full year 2009, net charge-offs in this portfolio were $39.7 million compared to $28.5 million for the full year 2008.

•	“The allowance coverage for Consumer loans increased during the fourth quarter of 2009 to 6.22% of the portfolio, compared to 6.02% at September 30, 2009.
Capital Levels
     “Capital ratios at December 31, 2009 were:
•	Core capital 7.66%.

•	Tier 1 risk-based capital 10.75%.

•	Total risk-based capital 12.68%.

•	Tangible capital/tangible assets 7.75%.”
BankAtlantic Bancorp (Parent Company level):
     Alan B. Levan further commented, “As noted previously, BankAtlantic Bancorp has commenced cash offers to purchase its outstanding TruPS at a discount to par. Additionally, as originally announced in the first quarter 2009, we continue to defer the regularly scheduled

10

interest payments on the outstanding junior subordinated debentures relating to these TruPS, which is permitted under the terms of the securities for up to 20 consecutive quarterly periods.
     “BankAtlantic Bancorp’s net loss at the parent only level was ($3.8) million for the fourth quarter of 2009, compared to a net loss of ($16.8) million for the third quarter of 2009 and a net loss of ($31.3) million for the fourth quarter of 2008. The reduced loss in the 2009 fourth quarter was primarily due to a reversal of prior provisions for loan losses of $1.2 million in the fourth quarter of 2009, compared to loan loss provisions of ($11.3) million and ($6.7) million in the third quarter of 2009 and fourth quarter of 2008, respectively.
     “BankAtlantic Bancorp’s net loss at the parent only level was ($40.8) million for the full year 2009, compared to a net loss of ($53.1) million for the full year 2008 due primarily to a decline of $4.9 million in net interest expense (reflecting declining LIBOR rates impacting the variable rate junior subordinated debentures) and a decline of $6.0 million in loan loss provisions.
     Asset Workout Subsidiary — “As previously discussed, during the first quarter of 2008, Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets has no impact on BankAtlantic’s operations or capital, but will be included in Bancorp’s consolidated results. These assets, as with all other assets and liabilities of Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.
     “The loans held by the workout subsidiary totaled $48.0 million with specific loan reserves of $13.6 million at December 31, 2009. During the fourth quarter of 2009, these loans were written-down by $3.8 million and two loans totaling $4.3 million were transferred to Real Estate Owned. Net charge-offs for the full year 2009 were $16.5 million compared to $19.2 million for the full year 2008.
     “The breakdown of the non-accrual loans held by the Company’s asset workout subsidiary at December 31, 2009 was as follows:
•	“Builder land bank loans: Consisting of 2 loans aggregating $14.1 million.

•	“Land acquisition and development loans: Consisting of 3 loans aggregating $10.4 million.

•	“Land acquisition, development and construction loans: Consisting of 7 loans aggregating $14.9 million.

11

•	“Commercial business loans: Consisting of 3 loans aggregating $5.6 million.”
Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com.
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.
Additionally, copies of BankAtlantic Bancorp’s fourth quarter 2009 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

BankAtlantic Bancorp will not be hosting an investor and media teleconference call related to its Financial Results for the Fourth Quarter and Full Year, 2009 due to the timing of this release and the currently outstanding offers to purchase the TruPS as disclosed on a Form 8-K filed with the SEC on January 21, 2010.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com , and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website:
www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com

12

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, decreases in real estate values, and increased unemployment on our business generally, our regulatory capital ratios and the ability of our borrowers to service their obligations and of our customers to maintain account balances; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, Residential loans and Consumer loans, and conditions specifically in those market sectors; the quality of our Commercial business loans and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; BankAtlantic’s seven-day banking initiatives and other initiatives not resulting in continued growth of core deposits or increasing average balances of new deposit accounts or producing results which do not justify their costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; and the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance, actual or estimated new account openings and growth may not be indicative of future results. Forward-looking statements in this press release relating to the Company’s cash offers to purchase the outstanding TruPS are subject to the risk that a sufficient number of offers are not accepted by the requisite holders of the particular series of TruPS to which each offer relates and that we are not able to obtain financing upon

13

acceptable terms, in amounts sufficient to complete the offers, if at all. In addition to the risks and f actors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company cautions that the foregoing factors are not exclusive.
###

14

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the
		For the Three Months Ended					Years Ended
		12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Earnings (in thousands):
Net loss from continuing operations		$(47,964)	(52,089)	(38,356)	(46,611)	(164,335)	(185,020)	(219,244)
Net loss		$(47,964)	(52,589)	(38,356)	(42,410)	(153,770)	(181,319)	(202,639)
Pre-tax core operating earnings — Non-GAAP	(note 1)	$5,501	18,463	12,238	10,953	(2,111)	47,155	39,883

Average Common Shares Outstanding (in thousands):
Basic		49,220	15,096	15,093	15,090	15,087	23,625	15,079
Diluted		49,220	15,096	15,093	15,090	15,087	23,625	15,079

Key Performance Ratios
Diluted loss per share from continuing operations	(note 2)	$(0.97)	(3.45)	(2.54)	(3.09)	(10.89)	(7.83)	(14.54)
Diluted loss per share	(note 2)	$(0.97)	(3.48)	(2.54)	(2.81)	(10.19)	(7.67)	(13.44)
Non-GAAP Key Performance Ratios
Return on average tangible assets from continuing operations	(note 3)%	(3.93)	(4.14)	(2.88)	(3.24)	(10.96)	(3.53)	(3.54)
Return on average tangible equity from continuing operations	(note 3)%	(101.15)	(132.56)	(80.39)	(81.46)	(192.00)	(96.65)	(61.49)

Average Balance Sheet Data (in millions):
Assets		$4,894	5,046	5,351	5,775	6,073	5,263	6,264
Tangible assets — Non-GAAP	(note 3)	$4,878	5,030	5,334	5,749	5,999	5,245	6,188
Loans, gross		$3,991	4,134	4,302	4,435	4,482	4,214	4,560
Investments		$497	575	705	947	1,054	679	1,182
Deposits and escrows		$3,988	4,046	4,089	3,986	3,917	4,027	3,927
Stockholders’ equity		$201	166	205	250	410	205	430
Tangible stockholders’ equity — Non-GAAP	(note 3)	$190	157	191	229	342	191	357

Period End ($ in thousands)
Total loans, net		$3,698,826	3,845,837	4,036,754	4,212,536	4,326,651
Total assets		$4,820,117	4,941,189	5,261,025	5,570,760	5,814,557
Total stockholders’ equity		$146,071	189,442	166,567	207,015	243,968
Class A common shares outstanding		48,245,042	48,245,042	10,264,106	10,259,344	10,258,057
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		$2.97	3.85	14.82	18.43	21.72
Tangible book value per share — Non-GAAP	(note 4)	$2.69	3.64	13.85	17.18	20.08
High stock price for the quarter		$2.96	6.68	4.75	5.67	11.82
Low stock price for the quarter		$1.20	2.60	1.99	0.66	2.25
Closing stock price		$1.30	2.90	3.86	2.01	5.80

Notes:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates FDIC special assessment and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(2)	Diluted and basic loss per share are the same for all periods presented.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(4)	Tangible book value per share is defined as stockholders’ equity less goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	December 31,	December 31,
(in thousands)	2009	2008
ASSETS
Cash and cash equivalents	$234,797	158,957
Securities available for sale (at fair value)	320,327	701,845
Investment securities (approximate fair value: $1,500 and $2,503)	1,500	2,036
Tax certificates, net of allowance of $6,781 and $6,064	110,991	213,534
Loans receivable, net of allowance for loan losses of $182,718 and $137,257	3,698,826	4,326,651
Federal Home Loan Bank stock, at cost which approximates fair value	48,751	54,607
Real estate held for development and sale	13,694	18,383
Real estate owned	46,477	19,045
Office properties and equipment, net	201,686	216,978
Goodwill and other intangible assets	15,817	26,244
Other assets	127,251	76,277

Total assets	$4,820,117	5,814,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$827,580	741,691
Savings	412,360	419,494
NOW	1,409,138	992,762
Money market	360,043	427,762
Certificates of deposit	960,559	1,344,659

Total deposits	3,969,680	3,926,368
Advances from FHLB	282,012	967,028
Securities sold under agreements to repurchase	24,468	46,084
Federal funds purchased and other short term borrowings	2,803	238,339
Subordinated debentures and bonds payable	22,697	22,864
Junior subordinated debentures	308,334	294,195
Other liabilities	64,052	75,711

Total liabilities	4,674,046	5,570,589

Stockholders’ equity:
Common stock	493	113
Additional paid-in capital	296,438	218,974
Retained (deficit) earnings	(148,934)	32,667

Total stockholders’ equity before accumulated other comprehensive loss	147,997	251,754
Accumulated other comprehensive loss	(1,926)	(7,786)

Total stockholders’ equity	146,071	243,968

Total liabilities and stockholders’ equity	$4,820,117	5,814,557

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

						For the
	For the Three Months Ended					Years Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

INTEREST INCOME:
Interest and fees on loans	$43,056	45,028	47,747	49,678	56,660	185,509	247,222
Interest on securities available for sale	3,889	4,766	6,328	8,559	9,434	23,542	40,443
Interest on tax certificates	2,975	3,793	3,061	4,193	4,769	14,022	22,153
Interest and dividends on investments	136	161	44	179	250	520	4,698

Total interest income	50,056	53,748	57,180	62,609	71,113	223,593	314,516

INTEREST EXPENSE:
Interest on deposits	7,950	9,420	11,527	12,987	15,610	41,884	64,263
Interest on advances from FHLB	1,783	2,494	5,082	7,164	10,162	16,523	50,942
Interest on short-term borrowed funds	9	9	19	172	151	209	2,485
Interest on long-term debt	3,824	3,973	4,280	4,538	6,008	16,615	22,995

Total interest expense	13,566	15,896	20,908	24,861	31,931	75,231	140,685

NET INTEREST INCOME	36,490	37,852	36,272	37,748	39,182	148,362	173,831
Provision for loan losses	76,801	63,586	43,494	44,277	38,452	228,158	159,801

NET INTEREST INCOME AFTER PROVISION	(40,311)	(25,734)	(7,222)	(6,529)	730	(79,796)	14,030

NON-INTEREST INCOME:
Service charges on deposits	17,940	19,767	19,347	18,685	21,501	75,739	93,905
Other service charges and fees	7,103	7,355	8,059	7,025	7,096	29,542	28,959
Securities activities, net	1,273	4,774	693	4,440	(3,320)	11,180	2,039
Other	3,267	3,711	3,423	2,959	2,576	13,360	12,661

Total non-interest income	29,583	35,607	31,522	33,109	27,853	129,821	137,564

NON-INTEREST EXPENSE:
Employee compensation and benefits	28,628	24,876	25,935	28,806	28,882	108,245	128,897
Occupancy and equipment	14,270	14,553	14,842	14,911	16,228	58,576	64,782
Advertising and business promotion	2,286	1,549	1,979	2,832	4,348	8,646	16,335
Professional fees	5,138	3,470	2,695	3,326	4,622	14,629	12,761
Check losses	1,207	1,146	991	844	1,854	4,188	8,767
Supplies and postage	1,135	1,035	999	1,004	1,294	4,173	4,662
Telecommunication	844	353	586	698	866	2,481	4,452
Cost associated with debt redemption	—	5,431	1,441	591	1,236	7,463	1,238
Provision for tax certificates	686	(198)	1,414	1,486	3,641	3,388	7,286
Impairment of goodwill	—	—	—	9,124	48,284	9,124	48,284
Impairment, restructuring and exit activities	7,700	1,730	1,817	2,086	3,620	13,333	10,029
FDIC special assessment	—	—	2,428	—	—	2,428	—
Other	7,064	8,014	7,529	7,483	11,052	30,090	30,856

Total non-interest expense	68,958	61,959	62,656	73,191	125,927	266,764	338,349

Loss from continuing operations before income taxes	(79,686)	(52,086)	(38,356)	(46,611)	(97,344)	(216,739)	(186,755)
Provision (benefit) for income taxes	(31,722)	3	—	—	66,991	(31,719)	32,489

Loss from continuing operations	(47,964)	(52,089)	(38,356)	(46,611)	(164,335)	(185,020)	(219,244)
Discontinued operations	—	(500)	—	4,201	10,565	3,701	16,605

Net loss	$(47,964)	(52,589)	(38,356)	(42,410)	(153,770)	(181,319)	(202,639)

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Loans:
Residential real estate		$1,600,027	1,698,715	1,821,553	1,916,589	1,956,429
Commercial real estate		1,228,250	1,262,163	1,291,536	1,305,809	1,309,670
Consumer		700,254	717,473	730,988	744,371	754,709
Commercial business		150,467	140,621	141,254	146,703	138,598
Small business		312,485	314,672	316,287	321,991	322,417

Total Loans		3,991,483	4,133,644	4,301,618	4,435,463	4,481,823
Investments		496,510	575,183	704,874	947,219	1,054,126

Total interest earning assets		4,487,993	4,708,827	5,006,492	5,382,682	5,535,949
Goodwill and core deposit intangibles		15,973	16,297	16,618	25,971	74,166
Other non-interest earning assets		389,874	321,070	327,876	365,847	462,813

Total assets		$4,893,840	5,046,194	5,350,986	5,774,500	6,072,928

Tangible assets — Non-GAAP	(note 3)	$4,877,867	5,029,897	5,334,368	5,748,529	5,998,762

Deposits:
Demand deposits		$844,052	808,817	810,006	775,982	770,152
Savings		421,032	431,516	451,122	441,278	425,256
NOW		1,312,073	1,237,459	1,159,531	1,047,116	958,389
Money market		372,081	392,344	412,065	421,883	461,253
Certificates of deposit		1,038,920	1,175,821	1,256,299	1,300,056	1,301,953

Total deposits		3,988,158	4,045,957	4,089,023	3,986,315	3,917,003
Short-term borrowed funds		30,812	31,905	45,433	253,317	110,080
FHLB advances		282,015	410,628	625,254	903,077	1,258,944
Long-term debt		328,222	324,729	320,945	317,184	319,400

Total borrowings		641,049	767,262	991,632	1,473,578	1,688,424
Other liabilities		63,979	66,855	65,599	65,092	57,852

Total liabilities		4,693,186	4,880,074	5,146,254	5,524,985	5,663,279

Stockholders’ equity		200,654	166,120	204,732	249,515	409,649

Total liabilities and stockholders’ equity		$4,893,840	5,046,194	5,350,986	5,774,500	6,072,928

Other comprehensive (loss) income in stockholders’ equity		(4,999)	(7,356)	(2,729)	(5,347)	(6,874)

Tangible stockholders’ equity — Non-GAAP	(note 3)	$189,680	157,179	190,843	228,891	342,357

Net Interest Margin		3.26%	3.23%	2.89%	2.78%	2.85%

Consolidated BankAtlantic Bancorp and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

	As of
(in thousands)	12/31/2009		9/30/2009	6/30/2009	3/31/2009	12/31/2008

Nonaccrual loans:
BankAtlantic		$286,120	294,865	295,448	271,444	208,088
Parent- Work out Sub		44,897	53,520	64,558	74,321	79,327

Consolidated nonaccrual loans		$331,017	348,385	360,006	345,765	287,415

Net Charge-offs:
BankAtlantic		$(74,910)	(43,092)	(25,773)	(22,453)	(12,633)
Parent- Work out Sub		(3,836)	(8,051)	(3,898)	(684)	(2,699)

Consolidated charge-offs		$(78,746)	(51,143)	(29,671)	(23,137)	(15,332)

Loan Provision:
BankAtlantic		$78,023	52,246	35,955	43,520	31,770
Parent- Work out Sub		(1,222)	11,340	7,539	757	6,682

Consolidated loan provision		$76,801	63,586	43,494	44,277	38,452

Allowance for Loan Loss:
BankAtlantic		$169,088	165,975	156,821	146,639	125,572
Parent- Work out Sub		13,630	18,688	15,399	11,758	11,685

Consolidated allowance for loan loss		$182,718	184,663	172,220	158,397	137,257

Nonperforming Assets:
BankAtlantic		$324,226	328,685	328,775	294,505	228,574
Parent- Work out Sub		55,429	59,787	68,640	74,321	79,327

Consolidated nonperforming assets		$379,655	388,472	397,415	368,826	307,901

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	4.71	4.58	4.09	3.62	3.07
Allowance to nonaccrual loans	%	55.20	53.01	47.84	45.81	47.76
Provision to average loans	%	7.70	6.15	4.04	3.99	3.43
Nonperforming loans, gross to total loans	%	8.53	8.64	8.55	7.91	6.44
Nonperforming assets, gross to total loans and other assets	%	9.38	9.22	8.97	8.07	6.55

BankAtlantic Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP Financial Measures to Non-GAAP Measures
Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings

						For the
	For the Three Months Ended					Years Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Loss from continuing operations before income taxes	$(79,686)	(52,086)	(38,356)	(46,611)	(97,344)	(216,739)	(186,755)
Costs associated with debt redemption	—	5,431	1,441	591	1,236	7,463	1,238
Provision for tax certificates	686	(198)	1,414	1,486	3,641	3,388	7,286
Impairment of goodwill	—	—	—	9,124	48,284	9,124	48,284
Impairment, restructuring and exit activities	7,700	1,730	1,817	2,086	3,620	13,333	10,029
FDIC special assessment	—	—	2,428	—	—	2,428	—
Provision for loan losses	76,801	63,586	43,494	44,277	38,452	228,158	159,801

Non-GAAP pre-tax core operating earnings	$5,501	18,463	12,238	10,953	(2,111)	47,155	39,883

Reconciliation of stockholders’ equity to tangible book value per share

	For the Three Months Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Stockholders’ equity	$146,071	189,442	166,567	207,015	243,968
Goodwill and core deposit intangibles	(15,817)	(16,139)	(16,461)	(16,784)	(26,244)
Other comprehensive loss	1,926	5,836	5,540	2,750	7,786

Tangible book value	$132,180	179,139	155,646	192,981	225,510
Common shares outstanding, period end	49,220,267	49,220,267	11,239,331	11,234,569	11,233,282
Book value per share	$2.97	3.85	14.82	18.43	21.72

Tangible book value per share — Non-GAAP	$2.69	3.64	13.85	17.18	20.08

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

						For the
	For the Three Months Ended					Years Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Net loss from continuing operations	$(47,964)	(52,089)	(38,356)	(46,611)	(164,335)	(185,020)	(219,244)

Average total assets	4,893,840	5,046,194	5,350,986	5,774,500	6,072,928	5,263,364	6,263,500
Average goodwill and core deposit intangibles	(15,973)	(16,297)	(16,618)	(25,971)	(74,166)	(18,681)	(75,076)

Average tangible assets	4,877,867	5,029,897	5,334,368	5,748,529	5,998,762	5,244,683	6,188,424

Average stockholders’ equity	200,654	166,120	204,732	249,515	409,649	204,995	429,613
Average goodwill and core deposit intangibles	(15,973)	(16,297)	(16,618)	(25,971)	(74,166)	(18,681)	(75,076)
Other comprehensive loss	4,999	7,356	2,729	5,347	6,874	5,113	1,990

Average tangible stockholders’ equity	$189,680	157,179	190,843	228,891	342,357	191,427	356,527
Return on average assets from continuing operations	-3.92%	-4.13%	-2.87%	-3.23%	-10.82%	-3.52%	-3.50%

Return on average tangible assets from continuing operations — Non-GAAP	-3.93%	-4.14%	-2.88%	-3.24%	-10.96%	-3.53%	-3.54%

Return on average stockholders’ equity from continuing operations	-95.62%	-125.42%	-74.94%	-74.72%	-160.46%	-90.26%	-51.03%

Return on average stockholders’ equity continuing operations — Non-GAAP	-101.15%	-132.56%	-80.39%	-81.46%	-192.00%	-96.65%	-61.49%

BankAtlantic (Bank Operations Business Segment)
Summary of Selected Financial Data (unaudited)

							For the
	For the Three Months Ended						Years Ended
(in thousands except percentages)	12/31/2009		9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Statistics:
Average interest earning assets		$4,432,275	4,640,967	4,929,849	5,291,754	5,436,572	4,820,856	5,611,453
Average interest bearing liabilities		$3,494,040	3,717,691	3,992,654	4,414,439	4,571,084	3,901,672	4,683,489
Period end borrowings to deposits and borrowings	%	8.00	9.52	14.12	19.12	24.89	8.00	24.89
Efficiency ratio	%	96.82	77.99	83.83	96.07	162.43	88.44	99.90
Yield on interest earning assets	%	4.51	4.63	4.62	4.72	5.22	4.63	5.58
Cost of interest-bearing liabilities	%	1.13	1.30	1.70	1.90	2.30	1.53	2.55
Interest spread	%	3.38	3.33	2.92	2.82	2.92	3.10	3.03
Net interest margin	%	3.62	3.59	3.24	3.14	3.29	3.39	3.45
Non-GAAP Measures (Note 1)
Average tangible assets		$4,819,572	4,959,000	5,254,284	5,648,268	5,881,742	5,167,432	6,039,405
Average tangible equity		$425,344	376,006	391,404	401,665	492,366	398,607	478,304
Pre-tax core operating earnings		$10,550	23,908	18,877	16,218	9,561	69,553	67,170
Core operating efficiency ratio	%	84.52	68.94	74.09	78.27	87.36	76.23	79.70
Return on average tangible assets	%	(3.66)	(2.85)	(1.84)	(2.87)	(9.05)	(2.79)	(2.75)
Return on average tangible equity	%	(41.51)	(37.56)	(24.71)	(40.42)	(108.06)	(36.18)	(34.74)
Tangible capital to tangible assets	%	7.75	8.37	7.09	7.10	6.83
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	48	49	51	50	49
Percent of earning assets that have variable rates	%	52	51	49	50	51
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	12.68	13.51	11.81	11.86	11.63
Tier I risk-based capital	%	10.75	11.60	9.93	10.01	9.80
Core capital	%	7.66	8.31	7.01	6.97	6.80
Risk-weighted assets		3,369,218	3,470,256	3,636,582	3,789,181	3,929,233
Adjusted total assets		4,725,417	4,843,459	5,148,806	5,444,708	5,661,952
Note 1
See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Operations (unaudited)

						For the
	For the Three Months Ended					Years Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Net interest income	$39,992	41,485	40,078	41,769	44,525	163,324	193,648
Provision for loan losses	78,023	52,246	35,955	43,520	31,770	209,744	135,383

Net interest income after provision for loan losses	(38,031)	(10,761)	4,123	(1,751)	12,755	(46,420)	58,265

Non-interest income
Service charges on deposits	17,940	19,767	19,347	18,685	21,501	75,739	93,905
Other service charges and fees	7,103	7,355	8,059	7,025	7,096	29,542	28,959
Securities activities, net	—	4,774	2,067	4,320	93	11,161	2,395
Other non-interest income	3,116	3,596	3,303	2,835	2,419	12,850	12,049

Total non-interest income	28,159	35,492	32,776	32,865	31,109	129,292	137,308

Non-interest expense
Employee compensation and benefits	26,229	23,917	24,985	28,078	29,137	103,209	125,851
Occupancy and equipment	14,269	14,553	14,842	14,910	16,227	58,574	64,774
Advertising and business promotion	2,254	1,514	1,846	2,781	4,243	8,395	16,056
Professional fees	4,542	2,752	2,336	2,944	4,019	12,574	10,979
Check losses	1,207	1,146	991	844	1,854	4,188	8,767
Supplies and postage	1,106	987	991	1,000	1,220	4,084	4,580
Telecommunication	842	348	580	694	860	2,464	4,430
Cost associated with debt redemption	—	5,431	1,441	591	1,236	7,463	1,238
Provision for tax certificates	686	(198)	1,414	1,486	3,641	3,388	7,286
Impairment of goodwill	—	—	—	9,124	48,284	9,124	48,284
Impairment, restructuring and exit activities	7,700	1,730	1,817	2,086	3,620	13,333	10,029
FDIC special assessment	—	—	2,428	—	—	2,428	—
Other	7,152	7,852	7,406	7,165	8,513	29,575	28,349

Total non-interest expense	65,987	60,032	61,077	71,703	122,854	258,799	330,623

Loss from bank operations business segment before income taxes	(75,859)	(35,301)	(24,178)	(40,589)	(78,990)	(175,927)	(135,050)
Provision (benefit) for income taxes	(31,722)	3	—	—	54,022	(31,719)	31,094

Net loss from bank operations business segment	$(44,137)	(35,304)	(24,178)	(40,589)	(133,012)	(144,208)	(166,144)

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
ASSETS
Loans receivable, net	$3,664,443	3,807,800	3,984,305	4,147,713	4,256,741
Investment securities	159,742	187,152	227,861	221,392	268,141
Available for sale securities	320,322	355,340	431,762	518,871	700,250
Goodwill	13,081	13,081	13,081	13,081	22,205
Core deposit intangible asset	2,736	3,058	3,380	3,703	4,039
Other assets	599,298	515,954	529,322	583,843	462,314

Total assets	$4,759,622	4,882,385	5,189,711	5,488,603	5,713,690

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$827,580	809,749	802,446	798,687	741,691
Savings	412,360	425,508	438,127	457,991	419,494
NOW	1,409,138	1,238,542	1,187,742	1,084,744	992,762
Money market	360,043	372,442	395,903	413,777	427,762
Certificates of deposit	960,559	1,113,238	1,230,829	1,298,114	1,344,659

Total deposits	3,969,680	3,959,479	4,055,047	4,053,313	3,926,368
Advances from Federal Home Loan Bank	282,012	342,016	597,020	817,024	967,028
Short term borrowings	40,657	51,825	47,039	118,077	311,074
Long term debt	22,697	22,738	22,781	22,822	22,864
Other liabilities	61,175	83,085	84,454	72,279	71,643

Total liabilities	4,376,221	4,459,143	4,806,341	5,083,515	5,298,977
Stockholder’s equity	383,401	423,242	383,370	405,088	414,713

Total liabilities and stockholder’s equity	$4,759,622	4,882,385	5,189,711	5,488,603	5,713,690

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	December 31, 2009			December 31, 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Loans:
Residential real estate	$1,600,027	20,100	5.02%	$1,956,429	26,295	5.38%
Commercial real estate	1,174,201	10,944	3.73	1,227,137	15,480	5.05
Consumer	700,254	5,158	2.95	754,709	7,171	3.80
Commercial business	148,931	1,806	4.85	137,062	2,339	6.83
Small business	312,485	4,989	6.39	322,417	5,289	6.56

Total loans	3,935,898	42,997	4.37	4,397,754	56,574	5.15
Investments	496,377	6,982	5.63	1,038,818	14,327	5.52

Total interest earning assets	4,432,275	49,979	4.51%	5,436,572	70,901	5.22%

Goodwill and core deposit intangibles	15,973			74,166
Other non-interest earning assets	387,297			445,170

Total Assets	$4,835,545			$5,955,908

Deposits:
Savings	$421,033	354	0.33%	$425,256	729	0.68%
NOW	1,312,073	2,093	0.63	958,389	1,954	0.81
Money market	372,080	624	0.67	461,253	1,319	1.14
Certificates of deposit	1,038,920	4,879	1.86	1,301,953	11,607	3.55

Total interest bearing deposits	3,144,106	7,950	1.00	3,146,851	15,609	1.97

Short-term borrowed funds	45,225	14	0.12	140,083	209	0.59
Advances from FHLB	282,015	1,782	2.51	1,258,944	10,162	3.21
Long-term debt	22,694	241	4.21	25,206	396	6.25

Total interest bearing liabilities	3,494,040	9,987	1.13	4,571,084	26,376	2.30
Demand deposits	844,053			770,059
Non-interest bearing other liabilities	61,130			54,383

Total Liabilities	4,399,223			5,395,526
Stockholder’s equity	436,322			560,382

Total liabilities and stockholder’s equity	$4,835,545			$5,955,908

Net interest income/ net interest spread		39,992	3.38%		44,525	2.92%

Margin
Interest income/interest earning assets			4.51%			5.22%
Interest expense/interest earning assets			0.89			1.93

Net interest margin			3.62%			3.29%

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Years Ended
	December 31, 2009			December 31, 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Loans:
Residential real estate	$1,758,188	89,836	5.11%	$2,053,645	111,691	5.44%
Commercial real estate	1,204,005	46,746	3.88	1,238,307	69,642	5.62
Consumer	723,135	21,104	2.92	743,863	33,950	4.56
Commercial business	143,224	7,461	5.21	132,565	9,516	7.18
Small business	316,328	20,010	6.33	320,853	22,162	6.91

Total loans	4,144,880	185,157	4.47	4,489,233	246,961	5.50
Investments	675,976	37,890	5.61	1,122,220	66,324	5.91

Total interest earning assets	4,820,856	223,047	4.63%	5,611,453	313,285	5.58%

Goodwill and core deposit intangibles	18,681			75,076
Other non-interest earning assets	346,576			427,952

Total Assets	$5,186,113			$6,114,481

Deposits:
Savings	$436,169	1,612	0.37%	$503,464	4,994	0.99%
NOW	1,189,903	7,248	0.61	945,594	8,791	0.93
Money market	399,437	2,713	0.68	560,885	8,993	1.60
Certificates of deposit	1,192,012	30,311	2.54	1,088,170	41,485	3.81

Total deposits	3,217,521	41,884	1.30	3,098,113	64,263	2.07

Short-term borrowed funds	108,248	237	0.22	141,654	2,699	1.91
Advances from FHLB	553,146	16,522	2.99	1,417,718	50,942	3.59
Long-term debt	22,757	1,080	4.75	26,004	1,733	6.66

Total interest bearing liabilities	3,901,672	59,723	1.53	4,683,489	119,637	2.55
Demand deposits	809,900			828,825
Non-interest bearing other liabilities	62,343			50,584

Total Liabilities	4,773,915			5,562,898
Stockholder’s equity	412,198			551,583

Total liabilities and stockholder’s equity	$5,186,113			$6,114,481

Net interest income/net interest spread		163,324	3.10%		193,648	3.03%

Margin
Interest income/interest earning assets			4.63%			5.58%
Interest expense/interest earning assets			1.24			2.13

Net interest margin			3.39%			3.45%

BankAtlantic (Bank Operations Business Segment)
Allowance for Loan Loss and Credit Quality

						For the
	For the Three Months Ended					Years Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Allowance for Loan Losses

Beginning balance	$165,975	156,821	146,639	125,572	106,435	125,572	94,020

Charge-offs:
Residential real estate	(7,579)	(7,174)	(3,923)	(4,588)	(2,088)	(23,264)	(4,816)
Commercial real estate	(58,664)	(21,541)	(10,530)	(5,565)	—	(96,300)	(60,057)
Commercial business	—	—	(516)	—	—	(516)	—
Consumer	(8,307)	(12,490)	(9,118)	(10,321)	(9,197)	(40,236)	(28,942)
Small business	(1,738)	(2,249)	(2,347)	(2,771)	(1,755)	(9,105)	(4,886)

Total charge-offs	(76,288)	(43,454)	(26,434)	(23,245)	(13,040)	(169,421)	(98,701)

Recoveries:
Residential real estate	96	133	360	323	130	912	397
Commercial real estate	422	—	—	278	—	700	—
Commercial business	494	—	5	1	3	500	41
Consumer	205	157	130	95	163	587	444
Small business	161	72	166	95	111	494	428

Total recoveries	1,378	362	661	792	407	3,193	1,310

Net charge-offs	(74,910)	(43,092)	(25,773)	(22,453)	(12,633)	(166,228)	(97,391)
Transfer specific reserves to Parent	—	—	—	—	—	—	(6,440)
Provision for loan losses	78,023	52,246	35,955	43,520	31,770	209,744	135,383

Ending balance	$169,088	165,975	156,821	146,639	125,572	169,088	125,572

	As of
	12/31/2009		9/30/2009	6/30/2009	3/31/2009	12/31/2008
Credit Quality
Nonaccrual loans
Commercial real estate		$167,867	189,720	204,104	204,560	161,947
Consumer		14,451	11,336	11,821	7,984	6,763
Small business		9,338	9,693	8,916	7,383	4,644
Residential real estate		76,401	76,022	64,720	45,630	34,734
Commercial business		18,063	8,094	5,887	5,887	—

Total Nonaccrual loans		286,120	294,865	295,448	271,444	208,088
Nonaccrual tax certificates		2,161	3,011	3,091	1,298	1,441
Real estate owned		35,935	30,796	30,213	21,763	19,045
Other repossessed assets		10	13	23	—	—

Total nonperforming assets		$324,226	328,685	328,775	294,505	228,574

Allowance for loan losses to total loans	%	4.41	4.18	3.79	3.41	2.87
Allowance to nonaccrual loans	%	59.10	56.29	53.08	54.02	60.35
Provision to average loans	%	7.93	5.14	3.40	4.00	2.89
Annualized net charge-offs to average loans	%	7.61	4.24	2.44	2.06	1.15
Nonperforming loans to total loans	%	7.46	7.42	7.13	6.32	4.75
Nonperforming assets to total loans and other assets	%	8.13	7.92	7.54	6.55	4.95

BankAtlantic (Bank Operations Business Segment)
Delinquencies, Excluding Non-Accrual Loans, at Period-End

	12/31/2009			9/30/2009		6/30/2009		3/31/2009		12/31/2008
Commercial real estate	%	2.28	*	1.07	*	0.72	*	2.39	*	1.34
Consumer	%	2.23		1.97		1.40		1.71		1.60
Small business	%	0.87		1.25		1.12		2.11		1.31
Residential real estate	%	1.72	**	1.52	**	1.39	**	1.46	**	1.04
Commercial business	%	1.80		3.27		—		0.13		—

Total BankAtlantic	%	1.91	*	1.51	*	1.13	*	1.77	*	1.20

*	Excludes $8.7 million, $0, $14.3 million, $15.7 million, and $58.5 million of Commercial Real Estate loans at December 31,2009, September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 3.07%, 1.90%, 3.68%, 6.12% and 2.52% and total BankAtlantic delinquencies would have been 2.14%, 1.50%, 2.14% and 2.54% at December 31, 2009, June 30, 2009, March 31, 2009 and December 31, 2008, respectively.

**	Includes $1.5 billion, $1.6 billion, $1.7 billion and $1.8 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.59%, 1.44%, 1.38%, 1.38% as of December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
BankAtlantic (Bank Operations Business Segment)
Loan Provision & Allowance for Loan Losses

		Allowance	% of Reserves
	4Q 2009	for Loan	to Total
($ in thousands)	Loan Provision	Losses	Loans

Commercial real estate	$57,236	87,158	7.81%
Consumer	8,784	42,417	6.22
Small business	397	7,998	2.55
Residential real estate	10,759	27,000	1.74
Commercial business	847	4,515	2.89

Total BankAtlantic	$78,023	169,088	4.41%

BankAtlantic (Bank Operations Business Segment)
Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management u ses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of loss from bank operations business segment before income taxes to pre-tax core operating earnings

						For the
	For the Three Months Ended					Years Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Loss from bank operations business segment before income taxes	$(75,859)	(35,301)	(24,178)	(40,589)	(78,990)	(175,927)	(135,050)
Costs associated with debt redemption	—	5,431	1,441	591	1,236	7,463	1,238
Provision for tax certificates	686	(198)	1,414	1,486	3,641	3,388	7,286
Impairment of goodwill	—	—	—	9,124	48,284	9,124	48,284
Impairment, restructuring and exit activities	7,700	1,730	1,817	2,086	3,620	13,333	10,029
FDIC special assessment	—	—	2,428	—	—	2,428	—
Provision for loan losses	78,023	52,246	35,955	43,520	31,770	209,744	135,383

Non-GAAP pre-tax core operating earnings	$10,550	23,908	18,877	16,218	9,561	69,553	67,170

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio

						For the
	For the Three Months Ended					Years Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Non-interest expense	$65,987	60,032	61,077	71,703	122,854	258,799	330,623
Costs associated with debt redemption	—	(5,431)	(1,441)	(591)	(1,236)	(7,463)	(1,238)
Provision for tax certificates	(686)	198	(1,414)	(1,486)	(3,641)	(3,388)	(7,286)
Impairment of goodwill	—	—	—	(9,124)	(48,284)	(9,124)	(48,284)
Impairment, restructuring and exit activities	(7,700)	(1,730)	(1,817)	(2,086)	(3,620)	(13,333)	(10,029)
FDIC special assessment	—	—	(2,428)	—	—	(2,428)	—

Core expenses	$57,601	53,069	53,977	58,416	66,073	223,063	263,786

Net interest income	39,992	41,485	40,078	41,769	44,525	163,324	193,648
Non-interest income	28,159	35,492	32,776	32,865	31,109	129,292	137,308

Total revenues	$68,151	76,977	72,854	74,634	75,634	292,616	330,956

Non-GAAP core operating efficiency ratio	84.52%	68.94%	74.09%	78.27%	87.36%	76.23%	79.70%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

						For the
	For the Three Months Ended					Years Ended
($ in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008

Net loss from bank operations business segment	$(44,137)	(35,304)	(24,178)	(40,589)	(133,012)	(144,208)	(166,144)

Average total assets	4,835,545	4,975,297	5,270,902	5,674,239	5,955,908	5,186,113	6,114,481
Average goodwill and core deposit intangibles	(15,973)	(16,297)	(16,618)	(25,825)	(74,166)	(18,681)	(75,076)

Average tangible assets	4,819,572	4,959,000	5,254,284	5,648,414	5,881,742	5,167,432	6,039,405

Average stockholders’ equity	436,322	384,934	405,382	422,154	560,382	412,198	551,583
Average goodwill and core deposit intangibles	(15,973)	(16,297)	(16,618)	(25,825)	(74,166)	(18,681)	(75,076)
Other comprehensive loss	4,995	7,369	2,640	5,336	6,150	5,090	1,797

Average tangible stockholder’s equity	$425,344	376,006	391,404	401,665	492,366	398,607	478,304
Return on average assets from continuing operations	-3.65%	-2.84%	-1.83%	-2.86%	-8.93%	-2.78%	-2.72%

Return on average tangible assets from continuing operations — Non-GAAP	-3.66%	-2.85%	-1.84%	-2.87%	-9.05%	-2.79%	-2.75%

Return on average stockholders’ equity from continuing operations	-40.46%	-36.69%	-23.86%	-38.46%	-94.94%	-34.99%	-30.12%

Return on average stockholders’ equity continuing operations — Non-GAAP	-41.51%	-37.56%	-24.71%	-40.42%	-108.06%	-36.18%	-34.74%

Reconciliation of stockholder’s equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets

	For the Three Months Ended
($ in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Stockholder’s equity	$383,401	423,242	383,370	405,088	414,713
Goodwill and core deposit intangibles	(15,817)	(16,139)	(16,461)	(16,784)	(26,244)

Total tangible capital	367,584	407,103	366,909	388,304	388,469

Total assets	4,759,622	4,882,385	5,189,711	5,488,603	5,713,690
Goodwill and core deposit intangibles	(15,817)	(16,139)	(16,461)	(16,784)	(26,244)

Total tangible assets	$4,743,805	$4,866,246	$5,173,250	$5,471,819	$5,687,446

Non-GAAP tangible capital to tangible assets	7.75%	8.37%	7.09%	7.10%	6.83%

Reconciliation of total deposits to core deposits

	For the Three Months Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Total deposits	$3,969,680	3,959,479	4,055,047	4,053,313	3,926,368
Money market	(360,043)	(372,442)	(395,903)	(413,777)	(427,762)
Certificates of deposit	(960,559)	(1,113,238)	(1,230,829)	(1,298,114)	(1,344,659)

Core deposits	2,649,078	2,473,799	2,428,315	2,341,422	2,153,947

Parent Company Business Segment
Condensed Statements of Operations (unaudited)

						For the
	For the Three Months Ended					Years Ended
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Net interest expense	$(3,501)	(3,633)	(3,807)	(4,021)	(5,343)	(14,962)	(19,819)
(Recovery)/provision for loan losses	(1,222)	11,340	7,539	757	6,682	18,414	24,418

Net interest income after provision for loan losses	(2,279)	(14,973)	(11,346)	(4,778)	(12,025)	(33,376)	(44,237)

Non-interest income
Income from unconsolidated subsidiaries	145	109	115	118	155	487	600
Securities activities, net	1,274	—	(1,375)	120	(3,413)	19	(356)
Other	294	255	287	222	287	1,058	1,029

Non-interest income	1,713	364	(973)	460	(2,971)	1,564	1,273

Non-interest expense
Employee compensation and benefits	2,399	959	950	728	(255)	5,036	3,046
Advertising and business promotion	31	35	134	51	105	251	279
Professional fees	596	718	359	382	603	2,055	1,782
Other	235	464	416	543	2,905	1,658	3,634

Non-interest expense	3,261	2,176	1,859	1,704	3,358	9,000	8,741

Loss from parent company activities before income taxes	(3,827)	(16,785)	(14,178)	(6,022)	(18,354)	(40,812)	(51,705)
Provision for income taxes	—	—	—	—	12,969	—	1,395
Net loss from parent company

business segment	$(3,827)	(16,785)	(14,178)	(6,022)	(31,323)	(40,812)	(53,100)

Parent Company Business Segment
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
ASSETS
Cash	$14,002	16,105	16,122	19,860	37,116
Securities	1,505	2,207	2,250	3,289	3,631
Investment in subsidiaries	428,029	466,671	439,090	472,272	484,723
Investment in unconsolidated subsidiaries	9,307	9,161	9,052	8,937	8,820
Other assets	4,017	2,630	3,019	2,353	7,943

Total assets	$456,860	496,774	469,533	506,711	542,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$308,334	304,944	301,353	297,519	294,195
Other liabilities	2,455	2,388	1,613	2,177	4,070

Total liabilities	310,789	307,332	302,966	299,696	298,265

Stockholders’ equity	146,071	189,442	166,567	207,015	243,968

Total liabilities and stockholders’ equity	$456,860	496,774	469,533	506,711	542,233

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality
Parent Company and Work-out Subsidiary

						For the
(in thousands)	For the Three Months Ended					Years Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	12/31/2009	12/31/2008
Allowance for Loan Losses

Beginning balance	$18,688	15,399	11,758	11,685	7,702	11,685	—
Charge-offs	(3,836)	(8,051)	(3,898)	(684)	(2,699)	(16,469)	(19,173)
Specific reserves transfer from BankAtlantic	—	—	—	—	—	—	6,440
Provision for loan losses	(1,222)	11,340	7,539	757	6,682	18,414	24,418

Ending balance	$13,630	18,688	15,399	11,758	11,685	13,630	11,685

	As of
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Credit Quality
Total Loans — gross	$48,012	56,783	67,910	76,641	81,657

Nonaccrual loans	$44,897	53,520	64,558	74,321	79,327
Specific reserves	(13,630)	(18,680)	(15,367)	(11,758)	(11,685)

Nonaccrual loans, net	$31,267	34,840	49,191	62,563	67,642
Real estate owned	10,532	6,267	4,082	—	—

Total nonperforming assets	$41,799	41,107	53,273	62,563	67,642

16